UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9385

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Secretary

On May 31, 2024, John Mackay and Linda Cutler resigned as directors of the board (the “Board”) of directors of Society Pass Incorporated. (the “Company”), including their positions in the committees of the Board, effective immediately. Peter DiChiara resigned as secretary (the “Secretary”) of the Company. The resignation of John Mackay, Linda Cutler, and Peter DiChiara was not a result of any disagreement with management or any matter relating to the Company’s operations, policies or practices.

Appointment of Directors and Secretary

On the same date, the Company increased the size of the Board from four directors to ten directors and appointed Travis Washko, Loic Gautier, Michael Freed, Vincent Puccio, Mark Carrington and Michael Dunn (the “New Directors”) as members of the Board to fill the vacancy created by the increase in size of the Board.

Mr. Loic Gautier, age 34, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Loic Gautier is a southeast Asia based technology and ecommerce entrepreneur. He began his career in Paris, France at Groupon in 2012 back then the fastest growing ecommerce website of all times. Mr. Gautier’s experience and results at Groupon caught the attention of industry leaders and was recruited by Lazada in 2013, then operated under the German Venture builder Rocket Internet, to join their expanding operation in Vietnam. Mr. Gautier’s entrepreneurial drive then led him to establish his first ecommerce venture, Leflair, at the age of 25. In 2021, Leflair was acquired by the Company, marking a significant milestone for the Leflair. Mr. Gautier oversaw the integration Leflair into the Company’s operations and subsequently through its IPO in 2022, further solidifying the company’s presence in the ecommerce sector in southeast Asia. Mr. Gautier received his master’s degree in Marketing from INSEEC Business School in 2013.

Mr. Vincent Puccio, age 54, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Puccio has over 25 years’ experience in the luxury men’s apparel industry as a sales professional, buyer, store manager, and made-to-measure specialist, and general manager. Since March 2021, Mr. Puccio has been a supervising agent at American Income Life, where he leads a sales team and acts as a hiring manager. Prior to that, Mr. Puccio worked at Don Vincent Store for Men between 1999 and 2020, where he started as a store manager and was promoted as a general manager when he left. Mr. Puccio received his bachelor’s degree in English from the University of California, Irvine in 1993. Mr. Puccio will also act as the Company’s secretary.

Mr. Travis Washko, age 46, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Washko brings over two decades of expertise in education management and financial services across Asia. Currently serving as the Head of School for Dehong Xian (part of the Education in Motion-EiM Group) in Xian, Shaanxi, China since 2022, Mr. Washko has a proven track record of leadership and innovation in the field. Prior to his role at Dehong Xian, Mr. Washko served as the Principal/Executive Vice-President of Living Word Shanghai High School (LWS) in Shanghai, China, where he demonstrated his commitment to academic excellence and student success. From 2018 to 2021, Mr. Washko held the position of Activities Director for both Beanstalk International Education Group, China (BIEG), and Nord Anglia Education (NAE), China International Schools, overseeing a wide range of extracurricular programs and initiatives. During his tenure from 2007 to 2018, he served as the Director of Athletics at both The British School of Beijing, Shunyi China, and Livingston American International School in Shanghai, fostering a culture of athleticism and sportsmanship among students. In his earlier career, from 2001 to 2006, Mr. Washko served as the Managing Director of TA & Associates Asia Limited & Equity International Asia Limited, a Shanghai-based financial services and corporate finance firm, where he honed his skills in financial management and strategic planning. Mr. Washko holds a Master of Education in Curriculum and Instruction/Master of Education in Educational Leadership from Dallas Baptist University, complemented by a Bachelor of Arts in Political Science from Dickinson College. His diverse educational background and extensive experience make him a dynamic and effective leader. Mr. Washko received his bachelor’s degree of arts in Political Science from Dickinson College in 2020 and master’s degree of education in Educational Leadership from Dallas Baptist University in 2013.

Mr. Mike Freed, age 53, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Freed has over 34 years of entrepreneurial management and branding experience. Since 2016, he has acquired real estate investments in the states of Missouri and California. From 2008 to 2016, Mr. Freed served on the board of directors for Resource Distribution, a global skateboard master distributor (2008-2016). He specialized in brand/team management, along with research and development for many skateboard products. From 1996 to 2016, Mr. Freed created three skateboard brands: Riviera Skateboards, Divine Wheels, and Paris Trucks. Mr. Freed launched two retail locations for these three brands and then branched into production in 2008. Mr. Freed previously was the CEO of Bionic Records, a chain of record retail stores in Orange County, California for 20 years (1988-2008). In this capacity, he promoted and marketed music bands such as Sublime, Korn, No Doubt, Offspring, and Avenged Sevenfold to the California mass market. His experience ranges from property acquisitions, finance, and renovation management.

Mr. Mark Carrington, age 54, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Carrington is an expert in the mortgage fintech industry, having held various leadership roles over the last 20 years. Currently Mr. Carrington owns a boutique Pilates studio called Studio C Pilates in California. In 2018, he left CoreLogic to become an entrepreneur in the health industry and consult for the mortgage fintech industry, where he started from February 2008. He graduated from the University of California, Irvine with a bachelor’s degree of arts in Economics and a bachelor’s degree of science in Statistics, and started his career in capital finance.

Mr. Michael Dunn Jr., age 46, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Dunn has served as an executive director of R1 Planning Council for Northern Illinois since 2015. R1 functions as the Federal Metropolitan Planning Organization (MPO), Federal Economic Development District (EDD) and regional Landbank Development Authority for Northern Illinois. He currently serves on the State of Illinois High Speed Rail Commission as a gubernatorial appointment, the Illinois Tollway Stakeholder Advisory Council, the Executive Director’s council of the National Association of Regional Councils, as the Executive Director of the Winnebago County Rail Development Authority, a board member the Greater Rockford Economic Development Corporation, and as Vice Chairperson of the Discovery Center Children’s Museum. Mr. Dunn graduated with degrees from Loyola University Chicago in Finance and in Labor Management.

The Board has affirmatively determined that Mr. Puccio, Mr. Freed, Mr. Washko, Mr. Carrington, Mr. Dunn, is “independent” under the rules of The Nasdaq Stock Market and the rules and regulations of the Exchange Act.

None of the New Directors are party to any material plan, contract or arrangement (whether or not written) with the Company, and there are no arrangements or understandings between the New Directors and any other person pursuant to which the New Directors were selected to serve as directors of the Company, nor are the New Directors a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including the New Directors.

The Board has not yet set the compensation payable to non-executive members of the Board of Directors. The Board has appointed Mark Carrington, Vincent Puccio, and Travis Washko as the members of audit committee of the Board, and Mark Carrington as the chairperson of the audit committee. The Board determined that Mark Carrington satisfies the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meets the independence standards under Rule 10A-3 under the Exchange Act. The Board determined that Mark Carrington qualifies as an “audit committee financial expert.” The Board has appointed Michael Dunn, Mark Carrington, and Michael Freed as the members of the Nominating and Corporate Governance Committee, and Michael Dunn as the chairperson of the Nominating and Corporate Governance Committee. The Board has appointed Michael Freed, Michael Dunn, and Vincent Puccioas the members of the Remuneration Committee, and Michael Freed as the chairperson of the Remuneration Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Raynauld Liang
	Name:	Raynauld Liang
	Title:	Chief Executive Officer

Date: June 6, 2024

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